Exhibit 99.1

N E W S     R E L E A S E

FOR IMMEDIATE RELEASE	CONTACT:
Mary Kerr
Vice President
Investor & Public Relations
(717) 751-3071
mkerr@bonton.com

THE BON-TON STORES, INC. ANNOUNCES EXPIRATION AND FINAL RESULTS OF EXCHANGE OFFER AND CONSENT SOLICITATION

York, PA, July 5, 2012  — The Bon-Ton Stores, Inc. (NASDAQ: BONT) (“Bon-Ton”) today announced the final results of the exchange offer and consent solicitation by The Bon-Ton Department Stores, Inc. (the “Issuer”), a wholly-owned subsidiary of Bon-Ton, for its outstanding 10¼% Senior Notes due 2014 (CUSIP Nos. 09776NAB8 and 09776NAA0, ISIN USU09818AA04) (the “Old Notes”).

As of the offer expiration time, which was 12:00 midnight, New York City time, on July 3, 2012, the Issuer received tenders with consents from holders of approximately $330.0 million principal amount of Old Notes, representing approximately 71.1% of the outstanding Old Notes.

At settlement, which is anticipated to occur on July 9, 2012, approximately $330.0 million principal amount of new 10⅝% Second Lien Senior Secured Notes due 2017 (the “New Notes”) will be issued. In addition, the Issuer will enter into a supplemental indenture adopting the proposed amendments to the indenture under which the Old Notes were issued. Holders whose tendered Old Notes are accepted for exchange will also receive accrued and unpaid interest in cash on the exchanged Old Notes through, but not including, the settlement date for the exchange offer and consent solicitation.

BofA Merrill Lynch acted as the sole dealer manager and solicitation agent for the exchange offer and consent solicitation.

Other Details

At closing, the New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being offered and issued only (i) in the United States to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States to non-U.S. persons (as defined in Regulation S under the Securities Act), in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act. The Issuer will enter into a registration rights agreement pursuant to which, it will agree to use commercially reasonable efforts to consummate an exchange offer and, under certain circumstances, to file a shelf registration statement with respect to the New Notes.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “project,” “intend” or other similar expressions, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Factors that could cause such differences include, but are not limited to, risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company, including the potential write-down of the current valuation of intangible assets and deferred taxes; changes in the terms of the Company’s proprietary credit card program; potential increase in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the failure to successfully implement our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purpose; the impact of new regulatory requirements including the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the Health Care Reform Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

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